UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     September 15, 2010

Piedmont Office Realty Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-34626	58-2328421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11695 Johns Creek Parkway Ste 350, Johns Creek, Georgia 30097

(Address of Principal Executive Offices)                        (Zip Code)

Registrant’s telephone number, including area code (770) 418-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)	On September 15, 2010, Piedmont Office Realty Trust, Inc. (the “Registrant”) held its annual meeting of stockholders in Alpharetta, Georgia. Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

(b)	The following matters were submitted to a vote of the stockholders:

•

The Registrant’s stockholders elected the following individuals to its board of directors for one-year terms expiring in 2011: W. Wayne Woody; Michael R. Buchanan; Wesley E. Cantrell; William H. Keogler, Jr.; Donald S. Moss; Frank C. McDowell, Donald A. Miller, CFA; and Jeffrey L. Swope; as follows:

Name	Number of Shares Voted For	Number of Shares Withheld	Broker Non-Votes
W. Wayne Woody	71,691,965	2,166,450	45,531,072
Michael R. Buchanan	71,761,521	2,096,894	45,531,072
Wesley E. Cantrell	71,670,331	2,188,084	45,531,072
William H. Keogler, Jr.	71,670,744	2,187,671	45,531,072
Donald S. Moss	71,567,471	2,290,944	45,531,072
Frank C. McDowell	71,779,744	2,078,671	45,531,072
Donald A. Miller, CFA	71,747,251	2,111,164	45,531,072
Jeffery L. Swope	71,768,095	2,090,320	45,531,072

•	The Registrant’s stockholders voted to ratify the appointment of Ernst and Young, LLP, as independent registered public accountants, as follows:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained
117,137,951	846,198	1,405,338

(c)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PIEDMONT OFFICE REALTY TRUST, INC. (Registrant)

By:	/s/ Donald A. Miller, CFA
Donald A. Miller, CFA Chief Executive Officer and President

Date: September 21, 2010

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